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                                                                   EXHIBIT 99.1



PROXY                        KUHLMAN CORPORATION                           PROXY
                 PROXY FOR SHARES OF COMMON STOCK SOLICITED ON
            BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON MAY 31, 1995

     The undersigned hereby appoints Robert S. Jepson, Jr., Curtis G. Anderson, and Richard A. Walker, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of KUHLMAN CORPORATION which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at the Hyatt Regency Hotel, 2 West Bay Street, Savannah, Georgia on May 31, 1995 at 9:30 a.m. Savannah time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

     PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED UNDER
ITEM 1 AND FOR ITEMS 2, 3, 4, AND 5.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

1. Election of Directors: Curtis G. Anderson, William E. Burch, Alexander W. Dreyfoos, Jr. and General H. Norman Schwarzkopf.

(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

                                           For All
     For     / /     Withheld     / /      Except      / /

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2.  The issuance of shares of common stock of Kuhlman Corporation in the merger of Spinner Acquisition Corp. with and into Schwitzer, Inc.

    For     / /      Against     / /     Abstain    / /

3. Amendment to the Certificate of Incorporation of Kuhlman Corporation to increase the number of authorized shares of Kuhlman Corporation common stock and to delete the designation of Preferred Stock as Junior Participating Preferred Stock, Series A.

    For     / /      Against     / /     Abstain    / /

4.  1994 Stock Option Plan.

    For     / /      Against     / /     Abstain    / /

5. Ratification of the selection of Arthur Andersen LLP as independent auditors for Kuhlman Corporation and its subsidiaries for the year ending
    December 31, 1995.

    For     / /      Against     / /     Abstain    / /

6.  Upon any other matter that may properly come before the meeting.


Dated                                            , 1995
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Signature
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Signature
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NOTE: Please sign exactly as name appears hereon. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc. please sign your full title.